As filed with the Securities and Exchange Commission on December __, 2006
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Best Care, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8051 (Primary Standard Industrial Classification Code)	20-5659065 (I.R.S. Employer Identification Number)

Best Care, Inc.
811 Chicago Avenue
Suite 803
Evanston, Illinois 60022
Phone: (847) 224-6999
Facsimile: 847-919-3476
(Address and telephone number of Registrant's principal executive offices)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:
David Lubin, Esq.
David Lubin & Associates, PLLC
26 East Hawthorne Avenue
Valley Stream, NY 11580
Tel No.: (516) 887-8200
Facsimile No.: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:☐

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	1,250,000	$0.05(2)	$62,500	$6.69
Total	1,250,000		$62,500	$6.69

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2006

Best Care, Inc.

1,250,000 Shares of Common Stock

This prospectus relates to the resale of 1,250,000 shares of common stock of Best Care, Inc. which are issued and outstanding and held by persons who are currently our stockholders.

The selling stockholders will be offering our shares of common stock at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2006

PROSPECTUS SUMMARY

As used in this prospectus, references to “Best Care”, the "Company," "we," “our” or "us" refer to Best Care, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Best Care, Inc. was incorporated under the laws of the State of Nevada on October 3, 2006. We hope to establish specialist residential facilities for the care of Alzheimer’s patients. We intend to offer consistency of care in an intimate home-like setting, designed to meet the needs of our patients, while maximizing occupancy levels and revenues. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our corporate officers. .

Our offices are currently located at 811 Chicago Avenue, Suite 803, Evanston, Illinois 60022. Our telephone number is (847) 224-6999. We do not currently have a web site.

The Offering

Securities offered:	1,250,000 shares of common stock

Offering price :	$0.05 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	4,250,000 shares of common stock

Shares outstanding after offering:	4,250,000 shares of common stock

Market for the common shares:

There is no market for our securities. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for quotation on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

SUMMARY FINANCIAL INFORMATION:
As of
November 30,
2006
(Audited)
Balance Sheet Items-
Cash in bank	$39,439
Total current assets	$39,439
Total assets	$39,439
Accounts payable and accrued liabilities	$2,399
Loan from stockholder	$575
Total current liabilities	$2,974
Stockholders' equity	$36,465

Period from
October 3, 2006
Through
Nov. 30, 2006
(Audited)
Statements of Operations items-
Revenues	$-
General and administrative expenses	$20,935
Other income (expense)	$-
Net (loss)	$(20,935)
(Loss) per common share - Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,088,983

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.  We are a development stage company and may never be able to effectuate our business plan or achieve any revenues or profitability. Therefore, at this stage of our business, potential investors have a high probability of losing their entire investment.

We were established on October 3, 2006 and have no operating history. We are in the development stage and are subject to all of the risks inherent in the establishment of a new business enterprise. We have had no revenue and no patients to date. Our operations to date have been focused on organizational, start-up, and fund raising activities. As a development stage company, we are a highly speculative venture involving significant financial risk. It is uncertain as to when we will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We expect losses in the future because we have no revenue.

We are expecting losses over the next twelve months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our residential care units. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.  If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, as of November 30, 2006 we had no revenue and incurred a net loss of approximately $20,935 for the period October 3, 2006 (inception) to November 30, 2006. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period October 3, 2006 (inception) to November 30, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4. Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers are also members of our board of directors, and they are not required to work exclusively for us. They do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that our directors will devote between 10 and 20 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

5.  We are heavily dependent upon our officers and directors. The loss of either Mr. Perlstein or Mr. Limor, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Haim Perlstein, our President, Treasurer, and Director, and Chaim Limor, our Secretary and Director, whose knowledge and leadership would be difficult to replace. If we were to lose either of their services, or if either of them is not available to us when we need him, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement.

6.  Our business is very labor intensive, we operate in a competitive market with limited personnel resources, and a failure to attract and retain qualified employees could harm our ability to execute our business plan.

We will be competing with other providers of residential care, nursing home care, and assisted living with respect to attracting and retaining qualified personnel. We will depend on the availability of Registered Nurses and Licensed Practical Nurses to provide skilled care to our Units' residents. According to the Ohio Hospital Association, the supply of nurses nationwide is predicted to be 800,000 short of demand by 2020. Because of the competitive market in which we operate, shortages of nurses and/or trained personnel may require us to enhance our wage and benefit package in order to compete and lure qualified employees. To date, we have no employees other than our officers and we can provide no assurance we will be able to attract and retain qualified nursing staff while ensuring that labor costs will be kept low, or that, if they do increase, they can be matched by corresponding increases in revenues.

7.  We may not be able to compete with current Special Care Units and potential residential care homes, some of whom have greater resources and experience than we do.

The residential care market is intensely competitive and we believe that it will become even more competitive in the future. Our Alzheimer’s Special Care Units will compete with numerous other special care units operating in long-term care facilities, such as nursing homes, retirement villages, assisted living facilities and hospitals. We will compete with national companies such as HCR Manor Care, Alterra and Extended Care with respect to residential care. We will also compete with locally owned entities such as Glenbridge Nursing & Rehab Center, Glen Oaks, Regency Nursing Center, Bethany Terrace, Oakwood Terrace, The Claremont, The Moorings, Halsted Terrace, Alden, Park House, The Renaissance at 87th, The Renaissance, Deerbrook Nursing Center, Embassy Care Center and Health Care Facilities on a regional basis.

The entry of one or more of these large competitors into our potential market could reduce both our occupancy and the rates we may able to charge to our patients. In some cases, national publicly-traded competitors who experience lower than expected occupancies could rely on their greater financial resources to reduce their rates in order to increase occupancy. If such an event should occur, it may result in a decrease in our occupancies below expected levels. While demographics may improve and rates may stabilize, there can be no assurance that such an event will not occur in the future, and such an event could limit our ability to attract residents or expand our business and could have a negative effect on our financial condition, results of operations, and prospects. We can provide no assurance that competitive pressures will not have a material adverse effect on us.

8.  If we are unable to obtain funding, our business operations will be harmed. Even if we do obtain financing our then existing shareholders may suffer substantial dilution.

We will require funds to operate our Special Care Units, develop a marketing program and address all necessary infrastructure and health care concerns, as described below in the section entitled “Description of Business.” We anticipate that we will require up to approximately $250,000 to fund our operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

9.  We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

We have not had any revenues since our inception. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our construction and operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations sufficient to sustain us. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

10.  As we expand our operations, we may open or manage facilities that are geographically near other facilities that we operate or manage and could result in termination of management or franchising agreements.

While our initial goal is to establish our first Alzheimer Special Care Unit within an existing residential care facility and operate it successfully in terms of providing the finest available care for patients, while maximizing occupancy levels, reducing costs and growing revenues, we intend to open and operate additional Best Care Units. Additional Units will be established either by the company itself or in cooperation with business partners, possibly through branded franchising. While we intend to ensure that additional units will be sufficiently well-spaced so that they do not compete for business, there can be no assurance that as we grow, that circumstances will not arise where units which we own and/or manage will not compete with each other for patients. If this were to occur, it may damage our relationships with facilities that we manage that could result in the termination of our management/franchising agreements.

11.  Our officers and directors own a controlling interest in our voting stock, and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Approximately 70.6% of our outstanding common stock is owned by Haim Perlstein and Chaim Limor, our officers and directors. As a result, Mr. Perlstein and Mr. Limor have the ability to control substantially all matters submitted to our stockholders for approval including:

o election of our board of directors;

o removal of any of our directors;
o amendment of our Articles of Incorporation or bylaws; and
o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

12.  Our directors and officers own a significant percentage of our issued and outstanding shares of common stock, and any future sales of their shares may result in a decrease in the price of our common stock and the value of your investment.

Our directors and officers have control over 70.6% of the issued and outstanding shares of our common stock. The future prospect of sales of significant amounts of shares held by Mr. Perlstein and Mr. Limor could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

13.  Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our two directors, who are also our sole officers. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

14.  Due to the high-risk circumstances in which we conduct business, we may encounter liability claims in excess of insurance coverage; should such event occur, it may have a material adverse effect upon our financial condition and results of operations.

The provision of health care services entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. As we are a development stage company, we do yet have liability insurance for any one exposure. Although we believe that it is in keeping with industry standards, there can be no assurance that claims in excess of any preset limit will not arise. Any such successful claims could have a material adverse effect upon our financial condition and results of operations. Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect upon our ability to attract and retain business.

15.  We are involved in an evolving and highly-regulated industry, which increases the cost of doing business and may require us to change the way our business is conducted. The residential care facilities in which our Special Care Units will operate must maintain all State and Federal licenses.

Health care is an area of extensive and frequent regulatory change. Changes in the laws or new interpretations of existing laws can have a significant effect on methods of doing business, cost of doing business, and amounts of reimbursements from the government and other payers. The residential care facilities in which our units will operate will be subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities. The failure of a facility in which we operate to comply with applicable requirements could cause the facility and us to be fined or could cause the cessation of the facility's business, which would have a material adverse effect on our company.

Our model for Alzheimer's care is in line with current thinking on optimal care for patients and is consistent with federal and state regulations. However, changes in the laws or new interpretations of existing laws may have a significant effect on our methods and costs of doing business. Our success will depend partially on our ability to satisfy the applicable regulations and requirements regarding our Special Care Units as well as the ability of the facilities in which we operate to comply with applicable regulations and maintain their required licenses. Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to the residents and revisions in licensing and certification standards. We believe that our operations will not violate any existing federal or state laws. But there can be no assurance that federal, state, or local laws or regulatory procedures which might adversely affect our business, financial condition, and results of operations for prospects will not be expanded or imposed.

16.  State Certificate of Need laws and other regulations could negatively impact our ability to grow our business.

The State of Illinois (and other states in which we could operate should we expand our business operations) has adopted a Certificate of Need or similar laws that generally require that a state agency approve certain changes within residential care facilities. Pursuant to such laws, state regulatory authorities determine the need for certain nursing home bed additions, new services, capital expenditures, or other changes prior to the acquisition or addition of beds or services, the implementation of other changes, or expenditure of capital. State approvals for such matters are generally issued for specified maximum expenditures and require implementation of the proposal within a specified period of time. Failure to obtain the necessary state approval can result in the inability to provide the service or to operate the units. There can be no assurance that we will be able to obtain Certificate of Need approval for all future projects requiring the approval, or that approvals will be timely. Our Units must be staffed by the qualified personnel, as outlined under Government Regulations.

Risks Relating To Our Common Shares

18.  We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 4,250,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. The future issuance of an additional 95,750,000 shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.  Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

20.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

21.  State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

22.  The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be required to comply with the requirements of Section 404 for our fiscal year ended December 31, 2007. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

23.  Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

24.  We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 1,250,000 shares of our common stock. Such shares were offered and sold by us to the selling security holders in private placements conducted in October through November, 2006, to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulations S of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.05 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on October 3, 2006. We are a development stage company and from our inception to date, we have not generated any revenue.

We are focused on becoming involved in the long term care and related services industry. Our goal is to establish a Specialized Alzheimer's Residential Care Unit and operate it successfully in terms of providing the finest available care for Alzheimer’s patients, while maximizing occupancy levels and revenues. The successful operation of the first Best Care Unit will be the model for additional Units which will be established either by the company itself or in cooperation with business partners, possibly through branded franchising.

Industry Background

Alzheimer's disease is the most common form of dementia among older people. It involves the parts of the brain that control thought, memory, and language and consequently seriously affects a person's ability to carry out daily activities. The causes of Alzheimer's disease are unknown and there is no cure.

According to the Alzheimer's Association, there are over 4 million people suffering from Alzheimer's disease in the United States. Alzheimers Association. Alzheimers Statistics 2006. Washington, D.C.: Alzheimers Associates, 2006.

With people generally living longer, Alzheimer's disease is becoming more and more common. Age is the most important known risk factor. The number of people with the disease doubles every 5 years beyond age 65. About 3% of men and women ages 65 to 74 have Alzheimer's disease, and nearly 50% of those age 85 and older may have the disease. Alzheimers Association. Alzheimers Statistics 2006. Washington, D.C.: Alzheimers Associates, 2006.

The disease is progressive. Starting from forgetfulness, sufferers may be unable to carry out even the simplest of daily tasks. They begin to have problems speaking, understanding, reading, or writing. Later on, people with Alzheimer's disease may become anxious or aggressive, or wander away from home. Eventually, patients need total care, becoming unable to walk, talk or eat, and in serious danger of harming themselves.

It is estimated that by the middle of this century more than 14 million people in the US will have Alzheimer's disease. Alzheimers Association. Alzheimer's Disease and Chronic Health Conditions: The Real Challenge. Washington, D.C.: Alzheimers Associates, 2006. The following critical key statistics, according to the Alzheimer's Association, underline the importance of the disease and its impact.

(a)	The number of Americans with Alzheimer’s has more than doubled since 1980.
(b)	The number of Americans with Alzheimer’s disease will continue to grow - by 2050 the number of individuals with Alzheimer’s could range from 11.3 million to 16 million.
(c)	Finding a treatment that could delay onset by five years could reduce the number of individuals with Alzheimer’s disease by nearly 50 percent after 50 years.
(d)	In a Gallup poll commissioned by the Alzheimer’s Association, 1 in 10 Americans said that they had a family member with Alzheimer’s and 1 in 3 knew someone with the disease.
(e)
Increasing age is the greatest risk factor for Alzheimer’s. One in 10 individuals over 65 and nearly half of those over 85 are affected. Rare, inherited forms of Alzheimer’s disease can strike individuals as early as their 30s and 40s.

(f)
A person with Alzheimer’s disease will live an average of eight years and as many as 20 years or more from the onset of symptoms as estimated by relatives. From the time of diagnosis, people with Alzheimer's disease survive about half as long as those of similar age without dementia. Average survival time is affected by age at diagnosis and severity of other medical conditions.

(g)
National direct and indirect annual costs of caring for individuals with Alzheimer’s disease are at least $100 billion, according to estimates used by the Alzheimer’s Association and the National Institute on Aging.

(h)
Alzheimer’s disease costs American business $61 billion a year, according to a report commissioned by the Alzheimer’s Association. Of that figure, $24.6 billion covers Alzheimer health care and $36.5 billion covers costs related to caregivers of individuals with Alzheimer’s, including lost productivity, absenteeism and worker replacement.

(i)
More than 7 out of 10 people with Alzheimer’s disease live at home, where almost 75 percent of their care is provided by family and friends. The remainder is “paid’ care costing an average of $19,000 per year. Families pay almost all of that out of pocket.

(j)	The average lifetime cost of care for an individual with Alzheimer’s is $174,000.
(k)
Medicare costs for beneficiaries with Alzheimer’s are expected to increase 75 percent, from $91 billion in 2005 to $160 billion in 2010; Medicaid expenditures on residential dementia care will increase 14 percent, from $21 billion in 2005 to $24 billion in 2010, according to a report commissioned by the Alzheimer’s Association.

(l)	The federal government estimates spending approximately $647 million for Alzheimer’s disease research in fiscal year 2005.

Alzheimers Association. Alzheimers Statistics 2006. Washington, D.C.: Alzheimers Associates, 2006.

According to the Alzheimer's Association, half of all nursing home residents have Alzheimer's disease or a related disorder and the average cost for nursing home care is $42,000 per year but can exceed $70,000 per year in some areas of the country. Alzheimers Association. Alzheimers Statistics 2006. Washington, D.C.: Alzheimers Associates, 2006.

Residential Care

Conventionally, the most options for residential care for Alzheimer's patients are not necessarily designed specifically to meet the care needs of Alzheimer patients:

a)
Nursing homes - provide room and board with 24-hour skilled care for elderly people. The care is provided by a licensed nurse, a staff of nurse's aides and activities are organized by an Activity Director. The nursing home is usually viewed as a long-term option for older people and its services range from general care to bed-ridden hospitalization units. Some nursing homes have specialized units for problematic residents. In addition there exist a limited number of nursing homes with Alzheimer's Special Care Units which are designed so that the environment, activities, philosophy of care and staff training revolve around the special needs of people with Alzheimers.

b)
Assisted living - suited to people needing personal care and general guidance, but not specialized medical care. They are best for those who have moderate functional impairment but who can still engage in such tasks as feeding themselves and getting in and out of chairs. Occasionally Alzheimer’s sufferers may find themselves in this type of facility, albeit at the early stages of the disease. It is of the utmost importance that Alzheimer’s patients have the proper care and therapy as this can delay the progression of the disease.

c)
Retirement housing - also known as senior apartments or senior living, provide housing only. Residents usually have their own apartment or private room with kitchen. Only suitable for people who can care for themselves independently and live alone safely but are unable to manage an entire house.

d)
Special Care Units within existing Long Term Care Facilities - these SCU's are segregated quarters, from the rest of the general population of the facility. Often times problematic patients and patients with other dementia's are placed in these units. The staff of these units are not adequately trained to deal with the Alzheimer patients as staff revolve between the general population and these units.

Solution

Alzheimer’s Special Care Units (SCUs) - are designed to meet the specific needs of individuals with Alzheimer's disease. These Alzheimer’s SCUs can take many forms and usually exist within various types of residential care facilities. Such Units most often are cluster settings in which persons with dementia are grouped together on a floor or a unit within a larger residential care facility. Ideally, these units are on the ground floor and offer the residents an outside, gated, garden and walking path.

The growth of Alzheimer Special Care Units in nursing homes and assisted living facilities is creating both new opportunities and new risks for people with dementia. According to the Alzheimer's Association, nearly 60 percent of nursing home residents have Alzheimer's or another dementia. Special care dementia units now represent one of the fastest growing parts of the nursing home business.

Although it is encouraging that providers are trying to meet the needs of those with Alzheimer's, questions continue about whether these units are designed and staffed for dementia care or are simply a marketing device. Some fear they may be little more than a convenient way to segregate residents who are disruptive or otherwise discomfiting to other residents and staff, without addressing the underlying needs that give rise to such behaviors.

Our Founders believe that Alzheimer Special Care Units can provide better care environments for persons with dementia. The key components are trained staff and stable staffing assignments, tailored programs and activities and more appropriate use of designed space.

The general lack of specialist Alzheimer’s Units means that Alzheimer patients are frequently cared for in the same location as other elderly people. This leads to frustration and friction between patients. Supervision is insufficient, communication becomes stressed and the Alzheimer's patients do not receive the exact care they need. This causes distress to all parties, including the Alzheimer’s patient, the residents' family members  (who do not feel comfortable that their loved one is satisfied), facility staff (who find it difficult to care for the Alzheimer's patients, and other residents) who may either harm the patient or be harmed by the patient because of both party's frustration and miscommunication.

The consensus among professionals is that Alzheimer's patients are best cared for in a separate environment, designed specifically with their needs in mind. The important factors include:

a)
Safety - Units should be designed to prevent patients with advanced Alzheimer's from wandering. Staff should keep dangerous substances such as cleaning products and medications out of reach from residents, since they could be swallowed. Furniture should be bolded, edges should be rounded, and items on the walls should be fastened.

b)
Layout - physical design of the facility should be uncluttered and well lit to reduce confusion. Toilets should be easy to find. Distances between bedrooms and activity rooms also should be short to reduce the chances that residents get lost.

c)
Design - colors and objects within the facility should be appropriate for Alzheimer's sufferers. For example, harsh contrasts or patterns in colors have a negative affect on sufferers. To an Alzheimer's patient, a dark stripe can be interpreted as a message possibly suggesting "barrier" and the person can become confused with looking at it. Since Alzheimer’s sufferers typically can recall past events in their life, it is important that the Unit use items, materials, and pictures that can assist residents in remembering their past.

d)
Staff - should be specially trained to care for Alzheimer's patients and should participate in continuing education classes. Good activities for residents with moderate stages of the disease include music, therapeutic exercise and art projects.

e)
Specialty Physicians - facilities should also provide access to specialty physicians including neurologists, geriatricians, psychiatrists and pharmacists who understand the care and treatment of Alzheimer's disease.

The Best Care Model

Our founder, Haim Perlstein, has over 30 years experience in establishing and managing care homes for the elderly. As a result of his knowledge of the industry, he fully understands the need for a comprehensive approach to the care of Alzheimer's patients, taking account not only of their healthcare and physical needs, but also providing the optimum psychological and mental support and care. Mr. Perlstein, an industry veteran, has gained unmatched knowledge on caring for Alzheimer's patients and the need to provide an environment which caters to their specific needs.

Our Units will be focused on providing care for Alzheimer's patients only. We aim to provide Specialist Care Units (SCU's) which offer consistency of care in an intimate home-like setting, designed to meet the needs of the patients in terms of:

a)	a comfortable environment, based on the nature of the disease and the effects it has on sufferers;

b)	quality and well balanced dietary program;

c)	optimum staffing and medical expertise. All the staff will have specific experience and qualification in caring for Alzheimer's patients;

d)	maintaining family involvement and contact with patients by providing an infrastructure where family members can continue to share in the caring process;

e)	specialized equipment and furniture, designed specifically to meet the needs of the Alzheimer's patients; and

f)	security to ensure the safety of the patients, protecting them from both self inflicted and other injuries and wandering off.

Design & Layout

The environment, activities and assistance at the Best Care Alzheimer's Special Care Unit (SCU) will focus on maintaining each resident's health, happiness and freedom of movement within the secured living area. The importance of the design and layout is to offer a space that is specifically designed to meet the needs of our residents.

It has been proven that regular residential care homes, often multi-story and accommodating several hundred patients on the same site, are not appropriate for Alzheimer's patients. Therefore, the Best Care Unit will create a friendly home-like atmosphere, quiet and without the busy atmosphere of large homes, which frighten and confuse many patients. The Unit will be located on the ground floor of an existing residential care facility, allowing access to a closed courtyard for our residents. The space will be designed to maintain full visibility of the public areas by the staff, at all times. The residents' rooms will be located on both sides of the hallway, with the nurse's stations in the middle of the hallway.

The approach is to build home like Units with rooms for 36 patients. The total built area of each Unit would be 5,000 square feet. The relatively small number of residents will minimize the feeling of institutionalization.

The design will feature objects and materials that patients can relate to. Typically Alzheimer's sufferers like to touch and feel their surrounding. The hallways will be lined with objects that will accommodate this type of behavior. Within the Unit all furniture will be secured to the floor, and edges of tables will be rounded to avoid physical harm to parties. In addition, there will be visual cues which add ambiance and can help a patient remain independent longer. For example, a photo of children eating might signal "dinner" or a photo of a resident’s loved one or a pet might signal "home".

The artwork on the walls will be carefully selected to allow the residents to identify with familiar scenes and images.

Research has demonstrated that most falls of people with Alzheimer’s diseases occur in a the bathroom. Consequently, the bathrooms will be designed to accommodate a caregiver to assist with bathing and toileting for maximum safety. Some patients will have individual rooms with en-suite bathroom, wardrobes, TV and other luxury furniture. There will be space for them to bring personal items from home.

The facility will be pleasantly decorated, reinforcing the home-like feel, building familiarity and comfort. The Unit will have its own dining room and lounge. In addition, in order to make family visits more pleasurable and home like to family members we have decided to design private dining room accommodations, which allow maximum privacy to be maintained. In order to prevent any patients from leaving the facility, we will fit the facility with a wandering alarm system, secure fenced yards and state of the art life safety equipment.

Family Involvement

Maintaining family involvement will be a key feature of Best Care philosophy. The founders recognize that the decision to move a loved one to a specialist nursing unit is difficult for all parties. The idea is to maintain continuity, so although the family no longer provides 24 hour care, they remain fully involved in the life of the patient. Consequently, family members will be integrated into the care regime and the unit will provide facilities, including private dining rooms or lounges, to allow some privacy and continuity of family life.

Social Activities

All social activities at Best Care will be planned specifically to meet the needs of Alzheimer's patients.

The Unit will provide appropriate recreational activities, under the direction of the staff Director of Activities, who will plan the program, taking into consideration the needs and/or interests of the residents making the facility their home and provide the opportunity and encouragement to pursue those needs and interests. The Director of Activities will provide an opportunity for the residents to be involved in meaningful activities and socialization.

Best Care residents will be encouraged to choose their own activities, and those who are not able to participate in decision making process will be directed towards activities that fit their abilities. Alzheimer's patients must continue to do both physical and cognitive exercise. Because most Alzheimer's sufferers are able to remember events in their past more than current events the activities will involve group singing and arts and crafts, picture sharing etc. The Director of Activities will be trained in planning activities for sufferers of Alzheimer’s.

The emphasis will be on providing activities which challenge and stimulate the patient.

The Best Care Activity program will include some or all of the following:

a)	Art - such as modeling clay, water colors, freehand drawing, tracing and collage from magazines;

b)	Crafts - decorated tee-shirts, decorate bird , make holiday seasonal decorations, refrigerator magnets, pots and decorate aprons.

c)	Games - bingo, board , puzzles, dominoes, checkers, cards and so on;

d)	Gardening - root from cuttings/seeds, transplant, bonsai trees or other miniatures, and make scrap books with dried wild .

e)	DVDs - tapes/CD’s, videos/DVDs, sing-a-long, choir-hymns, drums or any musical instrument;

f)	Food - cookies, cakes, microwave baking, instant pudding, frozen deserts, "mud": chocolate pudding and cookie in clean clay pot and stick plastic on top.

Staffing

Alzheimer patients require higher levels of nursing care than the average care facility patient. They often suffer from an increasing level of disability and require greater supervision in order to monitor their location and avoid distress both to themselves and their family. Our Staff will be specially trained in Alzheimer patient care and will be required to take part in continuing education classes in addition to rigorous training.

Our staff will be experienced in Validation Training, which is a tested model of practice that helps old, disoriented people to reduce stress and enhance dignity and happiness. According to this teaching method, in old age, people can survive through hind-sight. When eyes fail, they see with the mind's eye. When hearing fails, they hear sounds from the past. They see childhood scenes when recent memory and friends die. They return to the past to relive the good times and resolve the bad times in this final struggle to find peace. Validation helps them win this struggle.

Principal Markets and Marketing Strategy

The Best Care Units will only accommodate Alzheimer's patients. This fact will place it as the residence of choice for families with a loved one suffering from the Alzheimer disease and considering the move to residential care.

The specialist Units operated by Best Care will be positioned as up-market, targeting families with adequate financial means who have previously been caring for the Alzheimer's patients at home, non-specialist residential facilities, or in upscale nursing homes or SCU's.

An active promotional campaign will be maintained in order to ensure high market visibility and a constant flow of new enquiries, so that maximum occupancy of the Units is maintained.

Our marketing strategy is to promote our services and attract patients to our Units. An essential part of our marketing initiative will be building bridges with families who are caring for Alzheimer patients at homes within a certain radius of the facility. Best Care will provide these families with advice and support, without charge, helping them to improve the care they can provide. The service may also include inviting such families and the patient to visit the facility and participate in certain treatment and activities on an outpatient basis.

We will focus our marketing efforts predominantly at the local level. We believe that residents selecting a long-term care facility are strongly influenced by word-of-mouth and referrals from physicians, hospital discharge planners, community leaders, neighbors and family members. Each facility will have a Community Counselor/Social Worker. Each Community Counselor/Social Worker is, therefore, a key element of our marketing strategy. Each Counselor will be responsible for developing relationships with potential referral sources. Once we open several Units, each Counselor will be supported by a regional team of marketing personnel who will establish the overall marketing strategy and provide marketing direction with training and community specific promotional materials. Our goal is to be the provider of choice for the care of Alzheimer’s patients in the communities we will serve.

Competition

There are several Alzheimer Special Care Units. In Illinois alone, there are over 95 licensed care facilities with Dementia Special Care Units. Facilities such as nursing homes, retirement villages, and hospitals which have Dementia Special Care Units are currently the largest competitors to our business strategy. Nursing homes which have dementia units in Illinois include: Glenbridge Nursing & Rehab Center, Glen Oaks, Regency Nursing Centre, Bethany Terrace, Oakwood Terrace, The Claremont, The Moorings, Halsted Terrace, Alden, Park House, The Renaissance at 87th, The Renaissance, Deerbrook Nursing Center and Embassy Care Center. The most advanced facility is the Wealshire in Linconshire, Illinois, which aims to provide a home like environment care for residents with a wide range of needs, including long-term care, short-term rehab care and assisted living.

The long-term care industry in the United States is highly competitive with companies offering a variety of similar services. We face local and regional competition from other long term care providers, including for-profit and not-for-profit organizations, hospital-based nursing units, home health agencies, medical supplies and services agencies. Newer residential care facilities may attract potential and existing residents. Significant competitive factors affecting the placement of residents in skilled nursing and assisted living facilities include quality of care, services offered, reputation, physical appearance, location and, in the case of private-pay residents, cost of the services.

We will compete with other service providers in the acquisition and development of additional facilities. Other competitors may accept a lower rate of return, and therefore, present significant price competition. Also, tax-exempt not-for-profit organizations may finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us.

Government Regulation

Various federal, state and local governmental authorities in the United States regulate the provision of institutional care and health care services. We must comply with all the governmental and state regulations. Which regulations will govern our operations will depend on where our Units are located. Failure to comply may result in significant penalties and fines, which could have a material adverse effect on our business. We cannot assure you that governmental authorities will not impose additional restrictions on our activities that might adversely affect our business.

Since we intend to open our first Unit in Illinois, we will be subject to varying degrees of regulation and licensing by health care agencies and other regulatory authorities in Illinois and other states in which we will operate. Alzheimer’s facilities are subject to these regulations. Our success depends in part on our ability to comply with these regulations and requirements and to maintain the required licenses. Our operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care given to residents and revisions in licensing and certification standards. At present, all assisted living facilities operating in Illinois must become licensed as residential care facilities. In order to obtain such a license, the Unit must have a full-time director with documented course work in dementia care and ability-centered care, with certain educational qualifications.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by our executive officers on a voluntary basis.

DESCRIPTION OF PROPERTY

The Company’s office is located at 811 Chicago Avenue, Suite 803, Evanston, Illinois 60022. We are leasing such space from Haim Perlstein, who is a director and an officer of our Company, on a month-to-month basis at the rate of $200 per month. We believe that this space will be sufficient until we open our first facility and need to hire employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION

Plan of Operation

We have not had any revenues since our inception on October 3, 2006. Over the next twelve months, we will focus on finding a suitable location in the State of Illinois in an existing, licensed, long term care facility for our first Best Care Alzheimer's Special Care Unit.

Two main options we will consider in opening the first unit.

a)
Rental of Beds from a long term care facility or retirement center - In this case we will seek to rent or lease suitable wing or section of a working long-term care community that is not filled to capacity. We will look to lease "beds" at rates ranging from $30-$35 per day. We will look to secure long term leases of 5 years + 5 years. It will be our responsibility to re-design the space and manage the Unit.

b)
Joint Venture partnership with existing long term care facility - in order to minimize costs and maximize profits, we will seek to joint venture with an existing facility. We will be responsible to re-design the section of the facility in which the Best Care Unit will be stationed and will be responsible for management of the Unit. No monthly rental will be paid for the space, rather a profit split with the facility's owner will take place instead.

Our target number of "beds" will be 36 per Unit.

In the interim period, there may be opportunities to generate revenues by providing consulting and management services to residential care centers and to private clients having the responsibility of caring for Alzheimer patients. Our President has extensive experience in the field and himself has advised several nursing home facilities on there Special Care Units, and may seek out opportunities to provide advisory services aimed at helping operators to raise the level of care by acquiring specialist knowledge.

The Best Care Unit will require the long term care facility in which it operates to have an operating license from the State of Illinois. This is called a Certificate of Need. Our executive officer holds an Illinois Administrator License, although we will be dependent on the facility in which we operate to maintain proper licensing.

Our future plans, call for opening a chain of Best Care Alzheimer's Long Term Care Facilities, similar to a retirement community atmosphere. These facilities which cater specifically to Alzheimer’s residents and are not Units within an existing long-term care facility which is our current business model. Our future plans, will call for either:

a)
New Facility - finding a suitable location, obtaining the necessary licenses and approvals and constructing the facility. Typically, the process of obtaining permits can take up to 18 months. Construction is likely to take at least two years to complete. As a result, the facility would become operational no earlier than four years from the time we decide to go this route;

b)
Taking Over Existing Facility - acquiring or otherwise gaining control of an existing residential facility which already holds a Nursing Home Administrators License and then converting it into a specialist Alzheimer's Facility. This route may be shorter, although the facility is unlikely to offer the ideal design concept.

Additional Equity Raises

We intend to raise investment of $250,000 in order to re-design the first Unit in an existing facility and bring it into full operation:

$
Re-design of Wing	100,000
Furniture & Equipment	30,000
Staff	100,000
Marketing	20,000
Total Investment Required	250,000

Our vision is to create a brand of specialized Best Care Alzheimer Special Care Units, initially within existing long-term care facilities, and eventually in Best Care Alzheimer Facilities. The Alzheimer’s disease is expected to become increasingly common in the years ahead, driving the demand for specialized treatment and care facilities. We believe that we will be well placed to take advantage of the expanding market and our methods of treatment and activities can be a model for new Units throughout the US and in certain overseas locations.

Our growth may be achieved either through the leasing and operation of additional new Units or through franchising. With franchising, Best Care will provide its know-how, experience, programs and design in order to help its partners to open Best Care Units. This will allow us to accelerate the number of new Units, with limited cash investments on our side and allow us to share in the profits of the franchised or partnered Best Care Units.

By establishing brand recognition at an early stage the venture will position itself to attract potential franchisees and other types of business partners.

We do not have sufficient resources to effectuate our business. As of December 18, 2006 we had approximately $39,439 in cash. We expect to incur a minimum of $115,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses:

$
Re-design of Wing	70,000
Furniture & Equipment	5,000
Staff	25,000
Marketing	15,000
Total Investment Required	115,000

Additionally, $35,000 will be needed for general overhead expenses such as for corporate legal and accounting fees, office overhead and general working capital.

Accordingly, we will have to raise the funds to pay for these expenses. We may have to borrow money from our officers or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our current directors and officers including their name, age, and business experience.

Name and Business Address	Age	Position

Haim Perlstein 811 Chicago Avenue Suite 803 Evanston, IL 60022	61	President, Treasurer, and Director
Chaim Limor 811 Chicago Avenue Suite 803 Evanston, IL 60022	58	Secretary and Director

Haim Perlstein has been our director and our President and Treasurer since our inception in October 2006. Mr. Perlstein has been a business and managing partner of several Chicago area long-term care facilities. He has over 30 years of management experience, 29 of which have been in financial and operations management of long-term care facilities. His extensive experience has contributed to his vision of elderly care. Under his leadership, one of the facilities managed by Mr. Perlstein, was acknowledged by the State of Illinois as a standard for excellence in care. In 1988 he received the Governor of Illinois Award for Administration. His working knowledge of long-term care operations has contributed to his success in retooling management practices. He has managed to improve resident care services and regulatory compliance in decertified facilities. He holds an Illinois Administrator License # 044-2212.

Chaim Limor has been our director and secretary since joining the Company on October 5, 2006. Mr. Limor is an entrepreneur with over 30 years of managerial and start up business experience. He has successfully launched several businesses. Mr. Limor currently owns and manages My Travel Agent, a successful full service travel agency in Illinois. The company has two offices. Mr. Limor brings with him managerial and organizational experience as well as the ability to operate in a start up environment. Mr. Limor work experience includes: 1976 to 1982 - Owner and operator of a travel company in Israel 'Misholim specialized in organizing tours and vacation packages to tourists. 1982 to 1986 - Regional manager for a travel company in Chicago specialized in organizing tours and vacation packages to vacation destinations such as Hawaii and Mexico. Involved in negotiating charter flights, commission agreements and preferred supplier to travel agents relationship. 1986 to 1990 - Vice President, product development, Aviv Tours. Company specialized in religious tours. 1990 to date - Owner and operator of My Travel Agent a retail travel agency with two locations as well as a travel wholesale company.

There are no familial relationship among our directors and officers. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal registered independent accountant is Davis Accounting Group P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, who are also our officers. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

EXECUTIVE COMPENSATION

(a)  Summary Compensation. Since our inception, October 3, 2006, we have not paid any compensation to our directors or officers other than the issuance to Haim Perlstein, our President, Treasurer, and Director, of 2,200,000 shares of our common stock and the issuance to Chaim Limor, our Secretary and Director, of 800,000 shares of our common stock.

(b)  Grants of Stock Options and Stock Appreciation Rights. Since our inception, October 3, 2006, no stock options or stock appreciation rights have been granted to any of our directors or executive officers.

(c)  Option/ SAR Exercises. Since our inception, October 3, 2006, none of our directors or executive officers were issued any stock options or stock appreciation rights, and none of them holds unexercised stock options.

(d)  Long Term Incentive Plan Awards. The Company has no long-term incentive plans.

(e) Compensation of Directors. Our directors do not receive compensation for their services as directors.

(f)  Employment Contracts. There are no employment agreements between the Company and any of its directors or executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 18, 2006, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,250,000 shares of our common stock issued and outstanding as of December 18, 2006. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Best Care, Inc. 811 Chicago Avenue, Suite 803, Evanston, Illinois 60022.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Haim Perlstein(1)	Common	2,200,000	51.8%
Chaim Limor(2)	Common	800,000	18.8%
Directors and Officers as a Group (2 persons)	Common	3,000,000	70.6%

(1)	Our President, Treasurer, and Director
(2)	Our Secretary and Director

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 5, 2006, by action taken by our board of directors, we issued 2,200,000 shares of our common stock to Haim Perlstein, our President, Treasurer, and Director, in consideration for services previously rendered in the amount of $2,200. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On October 5, 2006, by action taken by our board of directors, we issued 800,000 shares of our common stock to Chaim Limor, our Secretary and Director, in consideration for services previously rendered in the amount of $800. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

Since our inception, October 3, 2006, the Company has been leasing its office space located at 811 Chicago Avenue, Suite 803, Evanston, Illinois 60022, from Haim Perlstein, who is a director and an officer of our Company, on a month-to-month basis at the rate of $200 per month.

As of November 30, 2006, a loan from Haim Perlstein, our President, Treasurer, and Director, amounted to $575. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 18, 2006, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement made between August through September 2006 pursuant to the exemptions from the registration under the Securities Act provided by Regulations D and S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.

The percentages below are calculated based on 4,250,000 shares of our common stock issued and outstanding as of December 18, 2006. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class
Green Jack	100,000	100,000	100,000	8.00%
Levy Samual	14,000	14,000	14,000	1.12%
Glausiusz Chaim Yehuda	10,000	10,000	10,000	0.80%
Roth Boruch	20,000	20,000	20,000	1.60%
Tangi Chaim Yossef David	20,000	20,000	20,000	1.60%
Heldler Chaim	14,000	14,000	14,000	1.12%
Leader Howard	20,000	20,000	20,000	1.60%
Leader Soroh	28,000	28,000	28,000	2.24%
Morgenstern Pninah	20,000	20,000	20,000	1.60%
Leader Symcha	20,000	20,000	20,000	1.60%
Zaidner Leon	80,000	80,000	80,000	6.40%
Steinmetz Hanania Yomtov	14,000	14,000	14,000	1.12%
Goldstein Shimon	16,000	16,000	16,000	1.28%
Mozes Yoshua	16,000	16,000	16,000	1.28%
Hassell Meir	20,000	20,000	20,000	1.60%
Hassell Hannah	20,000	20,000	20,000	1.60%
Leader Kyla	16,000	16,000	16,000	1.28%
Neumann David	20,000	20,000	20,000	1.60%
Kraushar Shoshana Rachel	14,000	14,000	14,000	1.12%
Lewin Joseph	20,000	20,000	20,000	1.60%
Godstein Yisroel	14,000	14,000	14,000	1.12%
Herskovic Ann Chanie	20,000	20,000	20,000	1.60%
Wasserstrum Jahezkel Ben-Zion	20,000	20,000	20,000	1.60%
Roitenbarg Menachem	14,000	14,000	14,000	1.12%
Mozes Joe Solomon	16,000	16,000	16,000	1.28%
Kahan Jacob	16,000	16,000	16,000	1.28%
Ball Henry	60,000	60,000	60,000	4.80%
Neumann Chassya	20,000	20,000	20,000	1.60%
Roitenbarg Yoseph	16,000	16,000	16,000	1.28%
Samson Zev	20,000	20,000	20,000	1.60%
Roitenbarg Zahava	14,000	14,000	14,000	1.12%
Katz Moshe	20,000	20,000	20,000	1.60%
Roth Boruch Rifka	20,000	20,000	20,000	1.60%
Truman Lee	16,000	16,000	16,000	1.28%
Greenhose Rebecca	16,000	16,000	16,000	1.28%
Greenhose Yaakov	20,000	20,000	20,000	1.60%
Karako Dina	60,000	60,000	60,000	4.80%
Karako Idan	60,000	60,000	60,000	4.80%
Karako Oran Rafael	60,000	60,000	60,000	4.80%
Perlmutter Karen	20,000	20,000	20,000	1.60%
Yaron Elka	60,000	60,000	60,000	4.80%
Yaron Shlomit	60,000	60,000	60,000	4.80%
Yaron Hadas	60,000	60,000	60,000	4.80%
Spitzer Yisroel	46,000	46,000	46,000	3.68%

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 4,250,000 shares of common stock issued and outstanding as of December 18, 2006.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses	$3,000

SEC registration fee	$6.69

Legal fees and other expenses	$15,000

Total	$18,006.69

*Estimated Expenses.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of December 18, 2006, there were 4,250,000 shares of common stock issued and outstanding, which were held by 46 stockholders of record.

Transfer Agent

We have not yet appointed a transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 4,250,000 shares are issued and outstanding as of December 18, 2006. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Davis Accounting Group P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

Report of Registered Independent Auditors	F-2

Balance Sheet as of November 30, 2006	F-3

Statements of Operations for the Period Ended
November 30, 2006, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through November 30, 2006	F-5

Statements of Cash Flows for the Period Ended November 30, 2006,
and Cumulative from Inception	F-6

Notes to Financial Statements November 30, 2006	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Best Care, Inc.:

We have audited the accompanying balance sheet of Best Care, Inc. (a Nevada corporation in the development stage) as of November 30, 2006, and the related statements of operations, stockholders’ equity, and cash flows for period ended November 30, 2006, and from inception (October 3, 2006) through November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best Care, Inc. as of November 30, 2006, and the results of its operations and its cash flows for the period ended November 30, 2006, and from inception (October 3, 2006) through November30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of November 30, 2006, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah,
December 7, 2006.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF NOVEMBER 30, 2006

ASSETS
2006
Current Assets:
Cash in bank	$39,439

Total current assets	39,439

Total Assets	$39,439

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Accounts payable - Trade	$399
Accrued liabilities	2,000
Due to stockholder	575

Total current liabilities	2,974

Total liabilities	2,974

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, par value $.001 per share, 5,000,000 shares
authorized; no shares issued and outstanding	-
Common stock, par value $.001 per share, 100,000,000 shares
authorized; 4,250,000 shares issued and outstanding	4,250
Additional paid-in capital	61,250
Less - Common stock subscriptions receivable	(8,100)
(Deficit) accumulated during the development stage	(20,935)

Total stockholders' equity	36,465

Total Liabilities and Stockholders' Equity	$39,439

The accompanying notes to financial statements are an integral part of this balance sheet.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED NOVEMBER 30, 2006, AND
CUMULATIVE FROM INCEPTION (OCTOBER 3, 2006)
THROUGH NOVEMBER 30, 2006

	Period Ended	Cumulative
	November 30,	From
	2006	Inception

Revenues	$-	$-

Expenses:
General and administrative-
Professional fees	17,000	17,000
Officers' compensation paid by issued shares	3,000	3,000
Other	536	536
Legal fees - Organization costs	399	399

Total general and administrative expenses	20,935	20,935

(Loss) from Operations	(20,935)	(20,935)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(20,935)	$(20,935)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,088,983

The accompanying notes to financial statements are an integral part of these statements.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (OCTOBER 3, 2006)
THROUGH NOVEMBER 30, 2006

						Less -	(Deficit)
						Common	Accumulated
					Additional	Stock	During the
	Preferred stock		Common stock		Paid-in	Subscriptions	Development
Description	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Totals

Balance - October 3, 2006	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for officers' compensation	-	-	3,000,000	3,000	-	-	-	3,000

Common stock issued for cash	-	-	1,250,000	1,250	61,250	(8,100)	-	54,400

Net (loss) for the period	-	-	-	-	-	-	(20,935)	(20,935)

Balance - November 30, 2006	-	$-	4,250,000	$4,250	$61,250	$(8,100)	$(20,935)	$36,465

The accompanying notes to financial statements are an integral part of these statements.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED NOVEMBER 30, 2006, AND
CUMULATIVE FROM INCEPTION (OCTOBER 3, 2006)
THROUGH NOVEMBER 30, 2006

	Period Ended	Cumulative
	November 30,	From
	2006	Inception

Operating Activities:
Net (loss)	$(20,935)	$(20,935)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Common stock issued for officers' compensation	3,000	3,000
Changes in net liabilities-
Accounts payable - Trade	399	399
Accrued liabilities	2,000	2,000

Net Cash Provided by Operating Activities	(15,536)	(15,536)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Issuance of common stock for cash	54,400	54,400
Due to stockholder	575	575

Net Cash Provided by Financing Activities	54,975	54,975

Net Increase in Cash	39,439	39,439

Cash - Beginning of Period	-	-

Cash - End of Period	$39,439	$39,439

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

On October 5, 2006, the Company issued 2,200,000 shares of common stock, valued at $2,200 to an officer of the Company for services rendered.

On October 5, 2006, the Company issued 800,000 shares of common stock, value at $800 to an officer of the Company for services rendered.

The accompanying notes to financial statements are an integral part of these statements.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

(1) Summary of Significant Accounting Policies

 Basis of Presentation and Organization

Best Care, Inc. (“Best Care” or the “Company”) is a Nevada corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Nevada on October 3, 2006. The proposed business plan of the Company is to establish and operate a specialized residential care unit for patients with Alzheimer’s disease. The Company also intends to operate additional specialized residential care units for Alzheimer’s patients if the first unit established is successful in terms of occupancy levels, and profitability. The accompanying financial statements of Best Care were prepared from the accounts of the Company under the accrual basis of accounting.

The Company has commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 1,250,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of December 7, 2006, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

 Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

 Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its patients, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

 Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended November 30, 2006.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

 Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of November 30, 2006, the carrying value of accounts payable - trade, a loan from a stockholder, and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

 Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

 Concentration of Risk

As of November 30, 2006, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

 Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

 Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of November 30, 2006, and expenses for the period ended November 30, 2006, and cumulative from inception. Actual results could differ from those estimates made by management.

 Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The proposed business plan of the Company is to establish and operate a specialized residential care unit for patients with Alzheimer’s disease. The Company also intends to operate additional specialized residential care units for Alzheimer’s patients if the first unit established is successful in terms of occupancy levels, and profitability. The Company has commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 1,250,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of December 7, 2006, the Company was continuing with the preparation of its registration document, and had not yet filed it with the SEC.

During the period ended November 30, 2006, the Company was incorporated, received working capital through a loan from a stockholder, and completed a capital formation activity to raise $62,500 from the sale of common stock to various stockholders. Currently, Best Care is preparing a Form SB-2 Registration Statement which it intends to file with the SEC to register 1,250,000 of its common stock for selling stockholders. The Company intends to conduct additional capital formation activities through the issuance of its common stock to establish its first specialized residential care unit for Alzheimer’s patients, and to commence operations.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of November 30, 2006, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Loan from Stockholder

As of November 30, 2006, a loan from an officer of the Company and principal stockholder amounted to $575. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment.

(4) Common Stock

On October 5, 2006, the Company issued 2,200,000 of its common stock to its Director, President and Treasurer for services. The transaction was valued at $2,200.

On October 5, 2006, the Company issued 800,000 of its common stock to its Director and Corporate Secretary for services. The transaction was valued at $800.

On October 7, 2006, the Board of Directors of the Company approved a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise $62,500 through the issuance of 1,250,000 shares of its common stock, par value $.001 per share, at an offering price of $.05 per share. The PPO had an offering period of 180 days. On November 22, 2006, the Company closed the PPO and raised cash proceeds of $54,400, net of stock subscriptions receivable of $8,100. The remaining stock subscriptions receivable were paid subsequent to November 30, 2006.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

(5) Income Taxes

The provision (benefit) for income taxes for the period ended November 30, 2006, was as follows (assuming a 15% effective tax rate):

2006

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$3,140
Change in valuation allowance	(3,140)

Total deferred tax provision	$-

The Company had deferred income tax assets as of November 30, 2006, as follows:

Loss carryforwards	$3,140
Less - Valuation allowance	(3,140)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended November 30, 2006, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of November 30, 2006, the Company had approximately $20,935 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2026.

(6) Related Party Transactions

As described in Note 3, as of November 30, 2006, the Company owed $575 to an individual who is a Director, President, Treasurer and principal stockholder of the Company.

As described in Note 4, the Company has entered into transactions with its officers and directors for their services, and has issued a total of 3,000,000 shares of its common stock at a value of $3,000.

(7) Commitments

As of November 30, 2006, the Company had paid $12,500 for legal services in connection with the preparation of a Registration Statement on Form SB-2 to be filed with the SEC. The Company will be obligated to pay an additional $2,500 in legal fees when the Registration Statement is filed.

BEST CARE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2006

(8) Recent Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” (“SFAS No. 156”), which amends SFAS No. 140,” Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The Company is currently reviewing the effect, if any, that this new guidance with have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 123(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C. is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation does not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange
Commission registration fee	$6.69
Legal fees and miscellaneous expenses (1)	$15,000
Accounting fees and expenses (1)	$3,000
Total (1)	$18,006.69
(1) Estimated.
RECENT SALES OF UNREGISTERED SECURITIES

On October 5, 2006, we issued 2,200,000 shares of our common stock to Haim Perlstein, our President, Treasurer, and Director, in consideration for services previously rendered in the amount of $2,200. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On October 5, 2006, by action taken by our board of directors, we issued 800,000 shares of our common stock to Chaim Limor, our Secretary and Director, in consideration for services previously rendered in the amount of $800. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

In October through November of 2006, we issued 1,250,000 shares of common stock to 44 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The aggregate consideration paid for such shares was $62,500.00. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors in the 2006 private placement with a subscription agreement.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant
3.2	By-Laws of Registrant
4.1	Specimen Common Stock certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.2	Form of Regulation S Subscription Agreement
23.1	Consent of Davis Accounting Group P.C.
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS
Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

(i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 18, 2006.

BEST CARE, INC.

By:	/s/ Haim Perlstein
Name:	Haim Perlstein
Title:	President, Treasurer, and Director (Principal Executive, Financial, and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Haim Perlstein, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

December 18, 2006	/s/ Haim Perlstein	Haim Perslstein	President, Treasurer, and Director

December 18, 2006	/s/ Chaim Limor	Chaim Limor	Secretary, and Director